UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016

Lightstone Real Estate Income Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Subordinated Unsecured Loan

On March 18, 2016, the Lightstone Group, LLC (the “Sponsor”), the Company’s sponsor and a related party, committed to make a significant subordinated unsecured loan (the “Subordinated Unsecured Loan”) to Lightstone Value Real Estate Income Trust Inc. (the “Company”) of up to $36.0 million, which is equivalent to 12.0% of the $300.0 million maximum offering amount of the Company’s initial public offering (the “IPO”) of common stock (the “Common Shares”). Specifically, the loan agreement with the Sponsor provides for quarterly draws under the agreement in an amount equal to the product of (i) $10.00 minus the then-current estimated net asset value (“NAV”) per share, multiplied by (ii) the number of Common Shares outstanding. The loan proceeds will be used to increase the cash available for investment in real estate-related investments. The Subordinated Unsecured Loan will bear interest at a rate of 1.48%, which is equal to the mid-term applicable federal rate as of March 2016. Interest will begin to accrue on the Subordinated Unsecured Loan on the date of each quarterly draw on the Subordinated Unsecured Loan, but no interest or principal will be due and payable to the Sponsor until holders of the Company’s Common Shares have received liquidation distributions equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 8.0% on their respective net investments.

The Subordinated Unsecured Loan with the Sponsor will continue until the earlier of: (i) the termination of the IPO; (ii) loan proceeds under the Subordinated Unsecured Loan are equal to an aggregate of $36.0 million; and (iii) the Company receives gross IPO proceeds of $300.0 million. The Subordinated Unsecured Loan proceeds will have the effect of increasing the Company’s NAV per share until holders of the Company’s Common Shares have received distributions equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 8.0% on their respective net investments. The Company cannot guarantee that holders of its Common Shares will receive the foregoing cumulative, pre-tax, non-compounded annual return.

Distributions in connection with the Company’s liquidation initially will be made to holders of its Common Shares, until holders of its Common Shares have received liquidation distributions equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 8.0% on their respective net investments. Thereafter, the Company will be obligated to repay the outstanding principal amount and accrued interest to the Sponsor, as described in the Subordinated Unsecured Loan agreement. In the unlikely event that additional liquidation distributions are available after the Company makes the principal and interest payments to its Sponsor under the Subordinated Unsecured Loan, such additional distributions will be paid to holders of the Company’s Common Shares and its Sponsor: 85.0% of the aggregate amount will be payable to holders of the Company’s Common Shares and the remaining 15.0% will be payable to the Sponsor.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion contained with respect to the Subordinated Unsecured Loan in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Date: March 21, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer